EXHIBIT 99.3

Biocept Announces Pricing of $9.2 Million Registered Direct Offering Priced At-The-Market

SAN DIEGO, March 2, 2020 -- Biocept, Inc. (NASDAQ: BIOC) ("Biocept" or the "Company"), a leading commercial provider of liquid biopsy tests designed to provide physicians with clinically actionable information to improve the outcomes of patients diagnosed with cancer, today announced that it has entered into a securities purchase agreement with several institutional investors for the issuance and sale of 23,000,000 shares of its common stock at a price of $0.40 per share, for aggregate gross proceeds of approximately $9.2 million, in a registered direct offering priced at-the-market under Nasdaq rules.

Maxim Group LLC is acting as the sole placement agent for the offering.

The offering is expected to close on or about March 4, 2020, subject to the satisfaction of customary closing conditions.

The common shares are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-224946) previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Biocept with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About Biocept, Inc.

Biocept is a molecular diagnostics company with commercialized assays for lung, breast, gastric, colorectal and prostate cancers, and melanoma.  The Company uses its proprietary liquid biopsy technology to provide physicians with information for treating and monitoring patients diagnosed with cancer.  The Company's patented Target Selector™ liquid biopsy technology platform captures and analyzes tumor-associated molecular markers in both circulating tumor cells (CTCs) and in plasma (ctDNA).  With thousands of tests performed, the platform has demonstrated the ability to identify cancer mutations and alterations to inform physicians about a patient's disease and therapeutic options. For additional information, please visit www.biocept.com.

Forward-Looking Statements

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this release are not strictly historical, including without limitation statements as toour ability to close the offering and the gross proceeds from the offering , such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC, which can be accessed over the Internet at the SEC's website located at www.sec.gov.

Investors:

LHA Investor Relations

Jody Cain

Jcain@lhai.com

310-691-7100

Media:

CORE IR

Jules Abraham

julesa@coreir.com

917-885-7378